UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

August 12, 2014

Date of Report (date of Earliest Event Reported)

CANNAMED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 N. Glendale Avenue, Suite B#212
Glendale, CA 91206
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01         Other Items

On August 12, 2014, Cannamed Corporation’s (the “Company”) board of directors (the “Board”) approved an agreement and plan to merge with the Company’s newly formed and wholly-owned subsidiary, Chuma Holdings, Inc., a Nevada corporation, to effectuate a name change from Cannamed Corporation to Chuma Holdings, Inc. The Company will be the surviving entity following the merger.

Chuma Holdings, Inc. was formed solely for the purpose of this name change. The Articles of Merger effectuating the merger and name change were filed with the Nevada Secretary of State on August 19, 2014, with an effective date of August 29, 2014.

The Company submitted initial documents to the Financial Industry Regulatory Authority (“FINRA”) regarding this name change on August 19, 2014. FINRA is still reviewing the Company’s submissions.

The Company will announce the completion of FINRA’s review and the effectiveness of the name change by filing a subsequent Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                                                                                                  CANNAMED CORPORATION

Date: August 26, 2014                                                                                                                                                                                                                      By:/s/ Jordan Shapiro

                                                                                                                                                                                                                                                          Jordan Shapiro

                                                                                                                                                                                                                                                          CEO